Exhibit 99.1

News Release From Nuance Communications

Contacts:	For Immediate Release

For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press and Investors Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com
Nuance Announces Fourth Quarter
and Fiscal Year 2010 Results
Strength in Healthcare, Mobile & Consumer Markets
Fueled Growth in Revenue and Operating Cash Flow
BURLINGTON, Mass., November 22, 2010 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fourth quarter and fiscal year ended September 30, 2010.
Nuance reported GAAP revenue of $309.8 million in the fourth quarter of fiscal 2010, a 17.7% increase over GAAP revenue of $263.3 million in the fourth quarter of fiscal 2009. Nuance reported non-GAAP revenue of $324.9 million, which includes $15.1 million in revenue lost to accounting treatment in conjunction with acquisitions. Fourth quarter fiscal 2010 non-GAAP revenue grew 17.8% over non-GAAP revenue of $275.7 million in the same quarter last year and grew 10.7% compared to the third quarter of fiscal 2010.
In the fourth quarter of fiscal 2010, Nuance recognized GAAP net income of $2.1 million, or $0.01 per diluted share, compared with GAAP net income of $4.5 million, or $0.02 per diluted share, in the fourth quarter of fiscal 2009, as adjusted for the retrospective application of FASB ASC 470-20, which Nuance adopted on October 1, 2009. In the fourth quarter of fiscal 2010, Nuance reported non-GAAP net income of $100.3 million, or $0.33 per diluted share, compared to non-GAAP net income of $90.8 million, or $0.32 per diluted share, in the fourth quarter of fiscal 2009. Nuance’s non-GAAP operating margin was 35.2% for both the fourth quarter of fiscal 2010 and the fourth quarter of fiscal 2009, reflecting Nuance’s increased investments in the business. Nuance reported cash flow from operations of $111.6 million in the fourth quarter of fiscal 2010, compared to $74.4 million in the fourth quarter of fiscal 2009.
In fiscal year 2010, Nuance reported GAAP revenue of $1,118.9 million, a 17.7% increase over $950.4 million in fiscal 2009. The company reported non-GAAP revenue of $1,195.7 million in fiscal 2010, which includes $76.7 million in revenue lost to accounting treatment in conjunction with acquisitions. Fiscal 2010 non-GAAP revenue grew 18.4% over non-GAAP revenue of $1,010.3 million in fiscal 2009.
In fiscal year 2010, Nuance recognized a GAAP net loss of ($19.1) million, or ($0.07) per share, compared with a GAAP net loss of ($19.4) million, or ($0.08) per share in fiscal 2009, as adjusted for the retrospective application of FASB ASC 470-20, which Nuance adopted on October 1, 2009. In fiscal 2010, the company recognized non-GAAP net income of $359.1 million, or $1.19 per diluted share, compared to non-GAAP net income of $288.4 million, or $1.06 per diluted share in fiscal 2009. Fiscal 2010 non-GAAP operating margin increased to 33.2%, compared to 32.1% in fiscal 2009. In fiscal 2010, Nuance reported cash flow from operations of $296.3 million, a 14.5% increase over cash flow from operations of $258.7 million in fiscal 2009. Nuance ended fiscal 2010 with a balance of cash and marketable securities of $550.0 million.
Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.
“In the fourth quarter, Nuance delivered 18% revenue growth and record operating cash flow, driven by strong performance in our healthcare and mobile and consumer business lines,” said Paul Ricci, chairman and CEO of Nuance. “Strong fourth quarter bookings for our healthcare and mobile solutions position Nuance for sustained growth in fiscal 2011.”
Highlights from the quarter include:
•	Healthcare — For Nuance’s healthcare solutions, fourth quarter non-GAAP revenue was $121.3 million, up 19.0%, as reported, from the same quarter last year, and FY 10 non-GAAP revenue was $449.3 million, up 14.6%, as reported, from FY 09. During the fourth quarter, new bookings included large eScription, Dragon Medical and radiology contracts. Key healthcare customers included Adventist Health System, Banner Health, Kaiser Permanante, St. Mary’s Hospital, Sutter Health, Trinity Health, University of Texas Southwestern, US Air Force, and Virginia Mason Medical Center.

•	Mobile & Consumer — For Nuance’s mobile and consumer solutions, fourth quarter non-GAAP revenue was $90.2 million, up 34.2%, as reported, from the same quarter last year, and FY 10 non-GAAP revenue was $309.4 million, up 32.1%, as reported, from FY 09. Key mobile customers, new bookings or design wins in the quarter included Amazon, Apple, AT&T, Bombardier, Bosch, HBAS, Huawei, Magneti Marelli, Metro One, Mindtree, Mitac, Motorola, NCMC, Nokia, Palm, Samsung, Sony Ericsson, Sprint, Subaru, Telefonica, T-Mobile, TRW and Vodafone.

•	Enterprise — For Nuance’s enterprise solutions, fourth quarter non-GAAP revenue was $78.0 million, down 4.8%, as reported, from the same quarter last year, and FY 10 non-GAAP revenue was $296.1 million, down 4.7%, as reported, from FY 09. Key enterprise customers in the quarter included Acer, AT&T, Comcast, Delta, Express Scripts, GM Onstar, IB System, Invomo, Metro PCS, Telekom Deutschland, Telstra, T-Mobile, and Vodafone.

•	Imaging — For Nuance’s document imaging solutions, fourth quarter non-GAAP revenue was $35.4 million, up 43.3%, as reported, from the same quarter last year, and FY 10 non-GAAP revenue was $140.8 million, up 91.3% as reported, from FY 09, primarily due to from the acquisition of eCopy. Nuance achieved key fourth quarter bookings and design wins with Baker & Hughes, Canon, Elektra, FBI, Foreign & Commonwealth Office, HP, US Army, US Department of Housing and Urban Development, and Xerox.
Financial Analyst Day
Nuance has scheduled a financial analyst day in Boston, MA on the morning of Thursday, December 9, 2010 and via Webcast. For registration information, please contact kevin.faulkner@nuance.com.
Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at www.nuance.com/earningsresults in conjunction with the press release.
As previously scheduled, the conference call will begin today, November 22, 2010 at 5:00 pm EST and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1085 or (612) 338-1040 at least five minutes prior to the call and referencing conference code 175861. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 175861.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding sustained growth for fiscal 2011 and Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2010 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2010 and 2009, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which are described below.
Acquisition-Related Revenue and Cost of Revenue.
The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from eCopy for the three and twelve months ended September 30, 2010, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer during the same quarter. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Costs, Net.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.
These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.
(ii) Professional service fees. Professional service fees include direct costs of the acquisition, as well as post-acquisition legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.
(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.
Amortization of Acquired Intangible Assets.
The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party’s (i) extensive speech recognition technology, (ii) data analysis and fact extraction technology and (iii) research organization, Nuance has entered into two IP collaboration agreements. The first is a six-and-a-half-year agreement to accelerate development of new speech technologies. The second is a five-year agreement to enhance the technologies related to data analysis and fact extraction for electronic health records. All intellectual property derived from these collaborations will be jointly owned by the two parties, but Nuance will have sole rights to commercialize this intellectual property during the term of these agreements. For non-GAAP purposes, Nuance considers these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding these expenses. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of these collaboration agreements and have incentives based on those results.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	Sept 30,		Sept 30,
	2010	2009	2010	2009
Revenues:
Product and licensing	$138,232	$113,380	$473,460	$373,367
Professional services and hosting	125,769	107,201	463,567	411,363
Maintenance and support	45,762	42,752	181,921	165,622

Total revenues	309,763	263,333	1,118,948	950,352

Cost of revenues:
Product and licensing	15,424	11,033	49,618	37,255
Professional services and hosting	74,376	65,193	280,725	254,777
Maintenance and support	7,934	7,742	31,269	29,129
Amortization of intangible assets	12,663	10,946	47,758	38,390

Total cost of revenues	110,397	94,914	409,370	359,551

Gross profit	199,366	168,419	709,578	590,801

Operating expenses:
Research and development	38,274	31,152	152,071	116,774
Sales and marketing	69,528	56,923	266,208	217,773
General and administrative	33,418	25,145	122,061	100,478
Amortization of intangible assets	22,033	20,665	87,819	76,978
Acquisition-related costs, net	3,719	1,814	30,611	15,703
Restructuring and other charges, net	1,647	279	17,891	5,520

Total operating expenses	168,619	135,978	676,661	533,226

Income from operations	30,747	32,441	32,917	57,575

Other expense, net	(15,067)	(4,867)	(33,982)	(36,571)

Income (loss) before income taxes	15,680	27,574	(1,065)	21,004

Provision for income taxes	13,575	23,108	18,034	40,391

Net income (loss)	$2,105	$4,466	$(19,099)	$(19,387)

Net loss per share:
Basic	$0.01	$0.02	$(0.07)	$(0.08)

Diluted	$0.01	$0.02	$(0.07)	$(0.08)

Weighted average common shares outstanding:
Basic	293,971	266,932	287,412	253,644

Diluted	307,382	285,948	287,412	253,644

Financial statements for the three and twelve months ended September 30, 2009 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	September 30, 2010	September 30, 2009

ASSETS

Current assets:
Cash and cash equivalents	$516,630	$527,038
Restricted cash	24,503	—
Marketable securities	5,044	—
Accounts receivable and unbilled receivables, net	224,999	208,719
Prepaid expenses and other current assets	70,466	60,070

Total current assets	841,642	795,827

Land, building and equipment, net	62,083	53,468
Marketable securities	28,322	—
Goodwill	2,077,943	1,891,003
Intangible assets, net	685,865	706,805
Other assets	73,844	52,361

Total assets	$3,769,699	$3,499,464

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capital leases	$7,764	$6,862
Contingent and deferred acquisition payments	2,131	91,431
Accounts payable and accrued expenses	230,237	176,537
Deferred and unearned revenue	142,340	144,395

Total current liabilities	382,472	419,225

Long-term portion of debt and capital leases	851,014	848,898
Long-term deferred revenue	76,598	33,904
Other long term liabilities	162,419	154,436

Total liabilities	1,472,503	1,456,463

Stockholders’ equity	2,297,196	2,043,001

Total liabilities and stockholders’ equity	$3,769,699	$3,499,464

Financial statements as of September 30, 2009 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	Sept 30,		Sept 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$2,105	$4,466	$(19,099)	$(19,387)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,418	36,661	157,156	134,059
Stock-based compensation	27,271	18,823	100,139	71,407
Non-cash interest expense	3,209	3,162	12,955	12,492
Non-cash restructuring expense	—	—	6,833	—
Gain on foreign currency forward contracts	—	—	—	(8,049)
Deferred tax provision	6,063	17,601	3,742	25,718
Other	(95)	341	1,576	1,966
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	12,250	(14,232)	(773)	33,481
Prepaid expenses and other assets	1,029	(6,020)	(3,840)	(14,027)
Accounts payable	8,670	3,838	4,710	26,582
Accrued expenses and other liabilities	1,065	4,210	(6,760)	(5,007)
Deferred revenue	9,599	5,578	39,643	(546)

Net cash provided by operating activities	111,584	74,428	296,282	258,689

Cash flows from investing activities:
Capital expenditures	(9,690)	(3,830)	(25,974)	(19,512)
Payments for acquisitions, net of cash acquired	(47,847)	14,766	(203,729)	(99,120)
Payments for equity investments	—	—	(14,970)	(159)
Purchases of marketable securities	(33,529)	—	(33,529)	—
Proceeds from maturities of marketable securities	—	—	—	56
Payments for acquired technology	(450)	(618)	(15,300)	(65,875)
Change in restricted cash	—	—	(22,070)	—

Net cash provided by (used in) investing activities	(91,516)	10,318	(315,572)	(184,610)

Cash flows from financing activities:
Payments of debt and capital leases	(2,084)	(1,738)	(8,460)	(6,999)
Purchases of treasury stock	—	—	(574)	(144)
Payments of other long-term liabilities	(2,550)	(2,265)	(9,870)	(9,180)
Proceeds from settlement of share-based derivatives	915	—	7,306	—
Excess tax benefits from share-based awards	1,060	733	1,060	733
Proceeds from issuance of common stock, net of issuance costs	—	20,460	12,350	195,571
Proceeds from issuance of common stock from employee stock options and purchase plan	6,678	8,841	29,510	19,837
Cash used to net share settle employee equity awards	(3,977)	(4,215)	(21,442)	(10,402)

Net cash provided by financing activities	42	21,816	9,880	189,416

Effects of exchange rate changes on cash and cash equivalents	4,446	1,889	(998)	2,003

Net increase (decrease) in cash and cash equivalents	24,556	108,451	(10,408)	265,498
Cash and cash equivalents at beginning of period	492,074	418,587	527,038	261,540

Cash and cash equivalents at end of period	$516,630	$527,038	$516,630	$527,038

Financial statements for the three and twelve months ended September 30, 2009 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	Sept 30,		Sept 30,
	2010	2009	2010	2009
GAAP revenue	$309,763	$263,333	$1,118,948	$950,352
Acquisition-related revenue adjustments: product and licensing	12,351	10,809	57,077	51,026
Acquisition-related revenue adjustments: professional services and hosting	1,820	968	11,452	4,926
Acquisition-related revenue adjustments: maintenance and support	924	638	8,193	4,008

Non-GAAP revenue	$324,858	$275,748	$1,195,670	$1,010,312

GAAP cost of revenue	$110,397	$94,914	$409,370	$359,551
Cost of revenue from amortization of intangible assets	(12,663)	(10,946)	(47,758)	(38,390)
Cost of revenue adjustments: product and licensing (1, 2)	2,552	(3)	11,472	(17)
Cost of revenue adjustments: professional services and hosting (1, 2)	(2,182)	(2,070)	(9,268)	(8,391)
Cost of revenue adjustments: maintenance and support (1, 2)	(174)	(265)	(756)	(690)

Non-GAAP cost of revenue	$97,930	$81,630	$363,060	$312,063

GAAP gross profit	$199,366	$168,419	$709,578	$590,801
Gross profit adjustments	27,562	25,699	123,032	107,448

Non-GAAP gross profit	$226,928	$194,118	$832,610	$698,249

GAAP income from operations	$30,747	$32,441	$32,917	$57,575
Gross profit adjustments	27,562	25,699	123,032	107,448
Research and development (1)	2,650	2,200	9,381	9,840
Sales and marketing (1)	8,339	6,811	38,152	27,057
General and administrative (1)	13,235	7,063	40,779	23,867
Amortization of intangible assets	22,033	20,665	87,819	76,978
Costs associated with IP collaboration agreements	4,521	—	16,729	—
Acquisition-related costs, net	3,719	1,814	30,611	15,703
Restructuring and other charges, net	1,647	279	17,891	5,520

Non-GAAP income from operations	$114,453	$96,972	$397,311	$323,988

GAAP provision for income taxes	$13,575	$23,108	$18,034	$40,391
Non-cash taxes	(11,573)	(23,243)	(4,801)	(29,368)

Non-GAAP provision for income taxes	$2,002	$(135)	$13,233	$11,023

GAAP net income (loss)	$2,105	$4,466	$(19,099)	$(19,387)
Acquisition-related adjustment — revenue (2)	15,095	12,415	76,722	59,960
Acquisition-related adjustment — cost of revenue (2)	(3,243)	(411)	(13,275)	(1,545)
Acquisition-related costs, net	3,719	1,814	30,611	15,703
Cost of revenue from amortization of intangible assets	12,663	10,946	47,758	38,390
Amortization of intangible assets	22,033	20,665	87,819	76,978
Non-cash stock-based compensation (1)	27,271	18,823	100,139	71,407
Non-cash interest expense, net	3,209	3,374	12,955	13,097
Non-cash income taxes	11,573	23,243	4,801	29,368
Costs associated with IP collaboration agreements	4,521	—	16,729	—
Non-operations related asset impairment	—	1,248	—	1,248
Change in fair value of share-based instruments	(309)	(6,081)	(3,972)	(2,299)
Restructuring and other charges, net	1,647	279	17,891	5,520

Non-GAAP net income	$100,284	$90,781	$359,079	$288,440

Non-GAAP diluted net income per share	$0.33	$0.32	$1.19	$1.06

Diluted weighted average common shares outstanding	307,382	285,948	302,657	273,041

Financial statements for the three and twelve months ended September 30, 2009 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2010	2009	2010	2009
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$3	$3	$28	$11
Cost of professional services and hosting	2,870	2,560	11,043	9,889
Cost of maintenance and support	174	186	756	743
Research and development	2,650	2,200	9,381	9,840
Sales and marketing	8,339	6,811	38,152	27,057
General and administrative	13,235	7,063	40,779	23,867

Total	$27,271	$18,823	$100,139	$71,407

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$15,095	$12,415	$76,722	$59,960
Cost of product and licensing	(2,555)	—	(11,500)	6
Cost of professional services and hosting	(688)	(490)	(1,775)	(1,498)
Cost of maintenance and support	—	79	—	(53)

Total	$11,852	$12,004	$63,447	$58,415

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited
Healthcare

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2009	2009	2009	2009	2009	2010	2010	2010	2010	2010
GAAP Revenue	$86.0	$89.0	$94.0	$100.4	$369.4	$105.5	$105.8	$113.5	$119.8	$444.6
Adjustment	$14.0	$4.6	$2.5	$1.5	$22.6	$1.3	$1.1	$0.8	$1.5	$4.7

Non-GAAP Revenue	$100.0	$93.6	$96.5	$101.9	$392.0	$106.8	$106.9	$114.3	$121.3	$449.3

Mobile & Consumer

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2009	2009	2009	2009	2009	2010	2010	2010	2010	2010
GAAP Revenue	$46.9	$51.5	$49.5	$61.2	$209.1	$64.1	$77.8	$66.3	$89.2	$297.3
Adjustment	$11.8	$2.3	$5.0	$6.0	$25.1	$2.3	$2.9	$5.9	$1.0	$12.1

Non-GAAP Revenue	$58.7	$53.8	$54.5	$67.2	$234.2	$66.4	$80.7	$72.2	$90.2	$309.4

Enterprise

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2009	2009	2009	2009	2009	2010	2010	2010	2010	2010
GAAP Revenue	$66.9	$74.5	$80.1	$80.6	$302.2	$75.4	$70.9	$71.0	$76.6	$293.9
Adjustment	$1.8	$2.8	$2.5	$1.3	$8.4	$0.3	$0.4	$0.1	$1.4	$2.2

Non-GAAP Revenue	$68.7	$77.3	$82.6	$81.9	$310.6	$75.7	$71.3	$71.1	$78.0	$296.1

Imaging Revenue

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2009	2009	2009	2009	2009	2010	2010	2010	2010	2010
GAAP Revenue	$17.0	$14.1	$17.4	$21.1	$69.7	$18.0	$18.5	$22.4	$24.2	$83.1
Adjustment	$0.0	$0.0	$0.3	$3.6	$3.9	$17.7	$15.4	$13.4	$11.2	$57.7

Non-GAAP Revenue	$17.0	$14.1	$17.7	$24.7	$73.6	$35.7	$33.9	$35.8	$35.4	$140.8